UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2009

GREEN BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Main Street, Greeneville, Tennessee 37743-4992
(Address of principal executive offices)

(423) 639-5111
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 27, 2009, the Board of Directors of Green Bankshares, Inc. elected Bill Mooningham to the Company's Board of Directors.  They also appointed him to the Audit Committee of the Board of Directors.  Mooningham (age 63), a Certified Public Accountant, was previously partner in the assurance practice of Ernst & Young LLP, an international public accounting firm.  During his 37-year career there, and as partner for the last 22 years, he oversaw the audits of many publicly held companies, gaining significant experience in a range of industries, including banking, and across all types of financial transactions.  Following his retirement from Ernst & Young in 2007, he has served as an adjunct professor of accounting at Middle Tennessee State University in Murfreesboro, Tennessee.  Mooningham, whose term will expire in 2012, will serve on the Company's Audit Committee.

Mooningham's annual compensation as a Board member is in accordance with guidelines set forth in the Company's proxy statement dated March 25, 2009, including an annual retainer, payments for regular monthly and specially called meetings, and certain payments for committee participation.  At the election of each Director, a portion of the annual retainer may be taken in the form of restricted stock awards, and Mooningham will be eligible to make this election when the next annual election occurs for all Board members.

There were no understandings or arrangements with any person regarding Mooningham's election to the Board, and there are no family relationships between he and any other officer or director of the Company.  He has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

	99.1	Press Release dated October 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

Date:	October 28, 2009	By:	/s/	James E. Adams
James E. Adams
Executive Vice President and
Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99.1	Copy of press release issued by the Company on October 28, 2009.